UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2026

Caring Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42941	99-4103908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 896-7616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2026, Caring Brands, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with one accredited investor (the “Purchaser”) for a private investment in public equity (the “PIPE Offering”) of 443.2133 shares of its Series A Convertible Preferred Stock par value $0.001 per share, with a stated value $1,000.00 per share (the “Series A Preferred Stock”), equating to 443.213 Series A Convertible Preferred Shares which equates to a purchase price of $950 per share of Series A Preferred Stock with a stated value of $1,000 per share, after factoring in an original issue discount (“OID”) of 5%. The Series A Preferred Stock is convertible into common stock.at a conversion price of $0.40 per share. The Company also issued an aggregate of 1,052,632 warrants (the “Common Warrants”) to acquire up to 1,052,632 shares of Common Stock at an exercise price of $0.40 per share. The Common Warrants issued in the PIPE Offering are exercisable immediately and will expire five years from the date of issuance. The exercise of the Common Warrants and the conversion of the Series A Preferred Stock are both subject to beneficial ownership limitations set by the holder. The aggregate purchase price was $400,000. In addition, the Company will not issue any shares upon the exercise of the Warrants or the conversion of the Series A Preferred Stock to the extent that the aggregate issuances thereunder would exceed an aggregate of 19.99% of the Company’s outstanding shares of common stock without first obtaining shareholder approval.

The PIPE Offering closed on July 10, 2026, with aggregate gross proceeds totaling approximately $400,000. The Company intends to use $150,000 of the net proceeds from the PIPE Offering to retire an aggregate of 150,000 shares of the Company’s Common Stock owned by BK Investments LLC, an entity owned by Brian John, the Company’s Chairman and acting Chief Financial Officer, pursuant to a Stock Purchase Agreement, dated as of July 10, 2026 (the “Share Redemption Agreement”) and the remainder of the proceeds shall be used for general corporate and working capital purposes.

The exercise price and number of shares of Common Stock issuable upon exercise of the PIPE Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, the Purchaser may not exercise any portion of the Common Warrants to the extent that the Investor would beneficially own more than 4.99% of the outstanding Common Stock after exercise. In the event of certain fundamental transactions, the holder of the Common Warrants A will have the right to receive the Black Scholes Value (as defined in the Common Warrants) of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable in cash. There is no trading market available for the Series A Preferred Stock or Common Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Series A Preferred Stock or Common Warrants on any securities exchange or nationally recognized trading system.

The securities being offered and sold by the Company in the PIPE Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares issuable upon the conversion of the Series A Preferred Stock and the shares issuable upon exercise of the unregistered warrants pursuant to a Registration Rights Agreement entered into between the Company and the Purchaser (the “Registration Rights Agreement”).

The foregoing descriptions of the Common Warrants, Securities Purchase Agreement, and Share Redemption Agreement (collectively, the “Transaction Documents”), do not purport to be a complete description and are qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are filed herewith as Exhibits 4.1, 10.1, 10.2, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the offer and sale of the shares of Series A Preferred Stock and the Common Warrants to the Purchaser pursuant to the Securities Purchase Agreement is incorporated herein by reference. The shares of Series A Preferred Stock and the Common Warrants issued and sold under the Securities Purchase Agreement as described in Item 1.01 were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the PIPE Offering, on July 10 2026, the Company filed an Amendment to the Certificate of Designation of Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada (the “Series A Certificate of Designation”) to increase the amount of shares authorized to 4,500 shares from 4,000 for the purposes of affecting the consummation of the closing on July 10, 2026.

The stated value of the Series A Preferred Stock is $1,000 per share.

Holders shall be entitled to an 8% dividend payable in cash or shares of common stock at the holder’s option. In addition, holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

The foregoing description of the Amendment to the Series A Certificate of Designation does not purport to be a complete description and is qualified in its entirety by reference to the Series A Certificate of Designation, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Amendment to Certificate of Designation of Series A Convertible Preferred Stock
4.1	Common Stock Purchase Warrant
10.1	Securities Purchase Agreement dated July 10, 2026 between the Company and the Investor.
10.2	Share Redemption Agreement dated July 10, 2026 between the Company and BK Investments LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2026	Caring Brands, Inc.

	By:	/s/ Glynn Wilson
	Name:	Dr. Glynn Wilson
	Title:	Chief Executive Officer